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EXHIBIT 99.1

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

            This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Atari, Inc. (f/k/a Infogrames, Inc.) (the "Company"). The Audit Committee of the Board (the "Audit Committee") shall be appointed by the Board and shall be constituted and have the authority and responsibility described herein. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

                       ROLE AND INDEPENDENCE; ORGANIZATION

            The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company; independent auditor's qualifications and independence the performance of the Company's internal and external auditors;; the Company's compliance with ethics policies and legal regulatory requirements; and the overall integrity of the Company's financial statements and information systems. It may also have such other duties as may from time to time be assigned to it by the Board.

            The membership of the Audit Committee shall consist of at least three directors, each of whom is independent of management and the Company. Members of the Audit Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company (other than in his or her capacity as a member of the Board and any Board committee) and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. Each Audit Committee member shall also meet the financial literacy and related audit committee requirements of the listing standards of the Nasdaq Stock Market, Inc. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be an "audit committee financial expert", as that term is defined by Securities and Exchange Commission ("SEC") regulations.

            The Audit Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management and shall meet at least annually with the chief financial officer and the independent auditor in separate executive sessions. In discharging its oversight role, the Audit Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Audit Committee shall have the authority to retain special, independent, legal, accounting or other consultants or experts as advisors for any matters relating to the purpose of the Audit Committee. Prior to engaging any such consultant or expert, the Audit Committee shall first propose to the Board that such engagement may be necessary and discuss the matter with the Board.

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            The Audit Committee shall meet at least four times a year and make a report to the Board following each meeting. Such meetings may be in conjunction with the review of quarterly reports or otherwise and may be in person or telephonic. One member of the Audit Committee shall be appointed as chair. The chair shall be responsible for leadership of the Audit Committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

                                RESPONSIBILITIES

            While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Audit Committee members; accordingly, the Audit Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors.

            Although the Audit Committee may wish to consider other duties from time to time, the general recurring activities of the Audit Committee in carrying out its oversight role are described below. The Audit Committee shall have sole and exclusive responsibility for:

      - Selecting and evaluating the performance of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) and, if appropriate, terminating, replacing or rotating the independent auditors, subject to any requisite action by the Board and ratification by the Company's stockholders at the annual meeting of the stockholders. Prior to taking any such action with respect to the engagement of the independent auditors, the Audit Committee shall first propose to the Board that such action may be necessary and discuss the matter with the Board. It is a policy of the Board and the Audit Committee that the ultimate accountability of the independent auditors shall be owed to the Board and the Audit Committee as representative of the Company's stockholders.

      - Pre-approval of all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

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      -     Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board No. 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationship that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee the auditors' independence.

      - Inquiring of the independent auditors whether the auditors believe that there are any material issues in connection with their audits arising out of Section 10A of the Securities Exchange Act of 1934.

      - Reviewing the financial statements on both a quarterly and annual basis and discussing them with management and the independent auditors prior to the publication of such statements. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments (whether or not recorded), review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures and other such inquiries as the Audit Committee or the independent auditors shall deem appropriate. Based on its review, the Audit Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Form 10-K). Also, the Audit Committee shall discuss the results of the annual review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the SEC.

      - Overseeing the relationship with the independent auditors, including discussing with the auditors prior to the audit the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing the audit reports; reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities, including any restrictions on the scope of the activities or access to required information, any changes recommended in the planned scope of the internal audit, and any management letters provided by the auditors and the Company's response to such letters; and providing the auditors full access to the Audit Committee and the Board to report on all appropriate matters.

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      -     Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

      - Reviewing and approving (i) the fees to be paid to the independent auditors, (ii) any fees required to be paid for special services or other advisors, and (iii) ordinary administrative expenses, and determining the appropriate amount of funding that must be provided by the Company for such purposes.

      - Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Audit Committee as a whole or through the Audit Committee chair. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      - Discussing with the independent auditors and management the acceptability and quality of accounting principles and underlying estimates in the financial statements on both an annual and quarterly basis.

      - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors and management's responses.

      - Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and other inappropriate business practices (including those outlined in the Company's Code of Ethics), and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries from regulatory or governmental agencies, including any material violation of securities laws or breaches of fiduciary duty.

      - Reviewing and approving all related party transactions for potential conflict of interest situations on an ongoing basis. A transaction will be a "related party transaction" if it, or a series of transactions of which it is a part, is required to be disclosed pursuant to

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            SEC Regulation S-K, Item 404 or any successor to that Item, or otherwise constitutes a related party transaction under the rules of any securities exchange or securities quotation system on which securities of the Company are listed. A related party transaction that takes place in the ordinary course of the Company's or a subsidiary's business will be deemed to have been approved by the Audit Committee if its pricing and other material terms are in accordance with an agreement or arrangement that has been approved by the Audit Committee.

      - Performing an evaluation of the Audit Committee's performance at least annually to determine whether it is functioning effectively.

                                 PHASE-IN PERIOD

            The Audit Committee shall take all necessary steps to implement fully the provisions of this Charter by the applicable deadlines set by the NASD and the SEC. Subject to the foregoing, the Audit Committee may implement any of the provisions of this Charter at such times as it may reasonably determine practicable.

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